EXHIBIT 10.13

Patent License Agreement

This patent license agreement (the “Agreement”) is entered into between the following parties on 21-10-2009

Party A: Chen Dongliang (“Licensor”);

Party B: Wuhan Tallyho Biological Product Ltd, a limited liability company legally incorporated and effectively survived under laws of the People’s Republic of China (“PRC”). Its registered domicile is Hannan Economic Development Zone, Wuhan (“Licensee”).

 (The licensor and the licensee may be referred to individually as a “Party” and collectively as the “Parties”.)

Whereas:

(1)	The licensor is the applicant for the target patents (as defined hereafter);

(2)	The licensee desires to be licensed by the licensor with respect to the target patents so that the licensee can use such patent in relevant processes and production of relevant products.; and

(3)	The licensor agrees that the licensee can use such patent in relevant processes and production of relevant products.

The parties agree as follows:

1．	Target patents

The target patents mean eight patents of invention applied to the State Intellectual Property Office of PRC by the licensor as listed in the appendix herein. As the applicant, the licensor has received the Notice on entertaining of patent application on the eight target patents issued by the State Intellectual Property Office; however, the eight target patents haven’t entered into preliminary examination and substantial examination procedure.

2．	Grant

2.1	Granting of license

Subject to the terms and the conditions herein, the licensor hereby grants one exclusive license to the licensee so that the licensee may use the target license in relevant processes and production of relevant products.

2.2	Sub-license:

Without prior written approval of the licensor, the licensee may not sub-license the use of the target license to any other third party.

2.3	Provision of target patents

The licensor shall provide explanation on manufacture technology and methods under the target patents to the licensee.

3．	Expenses

The licensee need not pay any expense to the licensor when applying the target patents during the effective period of this Agreement.

4．	Effective period

The effective period shall start from the signing date of this Agreement by the parties and end on the date when all the target patents are registered in the State Intellectual Property Office and the letter of patent is acquired.

1

5．	Priority

(1)
The licensors agrees that the licensee enjoys priority to be assigned when the licensors is to assign the patent application right for the target patents to a third party during the effective period of this Agreement.

(2)
The licensors agrees that the licensee enjoys priority to be assigned when the licensors is to assign ownership of the target patents to third party upon the target patents are awarded with letter of patent.

6．	Representation and warranty of the licensor

5.1	Representation and warranty of the licensor

(1)
The licensor enjoys fully exclusive register application right for the target patents. Use of the target patents will not constitute infringement of interest of any third party, moreover, no proceeding, arbitration or other dispute with respect to the target patents exist.

(2)	The signing and execution of this Agreement by the licensor within its scope of authority will not violate any limitation of laws and contracts that are binding to it or have certain influence.

(3)	Upon signing of this Agreement, it constitutes binding, effective and legal obligations to the licensors and it may be enforced accordingly.

(4)	The licensor did not license any third party to use the target patents prior to signing of this Agreement.

(5)	During the effective period of this Agreement, the licensor will not take any action detrimental to the target patents and exclusive right of use owned by the licensee.

5.2	Statement

The licensee can only make statement to the extent that it is the licensee or the exclusive licensee of the target patents and can not state that it is the register application for the target patents.

5.3	Rights reserved by the licensor

The licensor reserves all right pertinent to the target patents but not expressly granted to the licensee under this Agreement.

6.	Protection of rights

6.1	Cooperation

The licensor and the licensee abide by the principle of good faith in cooperation and jointly promote acquiring of letter of patent with respect to the target patents, jointly secure and maintain validity of the target patents in China.

6.2	Unauthorized use by a third party

Any party is obliged to promptly notice the other party for unauthorized use of the target patents by the third party as may be noticed. Upon receiving of the notice by the other party, the parties shall jointly collect relevant material evidences to prove unauthorized use of the target patents by the third party. If the licensor neglect to investigate such conducts, it shall be liable for damages suffered by the licensee arising from such conduct.

Where the licensor uses the target patents without authorization and thus acquire compensation, indemnification or recovery from the third party upon acquiring of letter of patent, the licensor shall disclose it to the licensee as it is and transfer the whole sum to the licensee (cost paid by the licensor may be deducted as appropriate), whether the licensee then is still entitled to execute the target patents or not.

7.	Indemnification

7.1	Indemnification by the licensee

The licensee agrees and warrants that the licensee shall indemnify, hold harmless, and defend the licensor for any expense, claim, liability or damage of any kind due to the reasons as follows:

(1)	Any violation of applicable laws, regulations or standards and requirements arising from design or production of relevant products; Or

(2)	The licensee takes any other action on the target patents or relevant manufactured or produced products.

7.2	Indemnification by the licensee

If the licensor violates any representation and warranty hereunder or any other obligation hereunder, the licensor shall be liable to compensate for all losses thus suffered by the licensee.

7.3	Notice

The licensee, upon knowing of any proceeding that might results in legal proceeding between the licensor and any other third party, shall notify the licensor promptly.

8.	Termination

8.1
Unless otherwise expressly specified in this Agreement, if the licensee severely violates or fails in perform the obligation hereunder, the licensor is entitled to issue notice to the licensee 60 days in advance, which confirms that this Agreement is terminated upon receipt by the licensee. Such agreement shall become effective unless the licensee takes remedies against the breach within 60 days or demonstrates that all reasonable measures have been taken to prevent reoccurrence of such breach.

8.2	Other terminations:

If:

(1)	the licensee apply for liquidation or bankruptcy; Or

(2)	it is ruled that the licensee is insolvent or bankrupt.

this Agreement shall terminate automatically without any notice.

9.	Obligations upon termination of this Agreement

Upon termination of the rights granted hereunder, the licensee shall discontinue further use of the target patents, return all material relating to the target patents to the licensor, destroy all packages, markings and documents involving the target patents, and provide clear evidence for such destroy on request.

10.	Miscellaneous

10.1	Applicable laws

The validity, execution and interpretation of this Agreement shall be applied with published and publicly available Chinese laws. For certain item, if no applicable published and publicly available Chinese laws, generally applicable international commercial practice shall be referred to.

10.2	Settlement of dispute:

For any dispute arising from interpretation and execution of this Agreement, the parties shall conduct friendly negotiation for settlement. If the dispute is not settled within 30 days after one party send written notice for settling by negotiation, any party may submit such dispute to Wuhan Arbitration Commission, will arbitrate according to then effective arbitration rules. The place of arbitration is Wuhan, PRC. The arbitration is final and binding to the parties.

10.3	Effective date:

This Agreement becomes effective upon being duly signed and sealed by legal representatives or authorized representatives of the parties.

10.4	Notice:

Unless there is written notice to modify the address first above written, the notice hereunder shall be served by delivering the same by hand, facsimile or registered mail to the address first above written. Such notice shall be deemed to have been given on the signing and receiving date as recorded on the receipt of the registered mail if delivered by registered mail. If the notice is delivered by facsimile, the original shall be sent by registered mail or by hand to the address first above written upon sending of notice.

In witness whereof, the parties hereto are both willing to be bound by the foregoing terms, therefore, the parities has caused this Agreement to be duly signed as of the date first above written.

Licensor:

Chen Dongliang

 _____________________ (Signature)

Licensee:

Wuhan Tallyho Biological Product Ltd (with official seal)

Legal representative or authorized representative:__________________

(Signature)

(Appendix not attached)

Supplementary Agreement for Patent License Agreement

Party A: CHEN Dongliang (“Licensor”);

Party B: Wuhan Tallyho Biological Product Ltd, a limited liability company legally incorporated and effectively survived under laws of the People’s Republic of China (“PRC”). Its registered domicile is Hannan Economic Development Zone, Wuhan (“Licensee”).

(The licensor and the licensee may be referred to individually as a “Party” and collectively as the “Parties”.)

All terms in this agreement shall have the same definition as that given in th Patent License Agreement (“original agreement”) entered into by the Parties on 2009-10-21.

Whereas:

The Parties signed the Patent License Agreement on 2009-10-21. Based on the principle of mutual benefit, the supplementary agreement for the original agreement is hereby entered into by the Parties upon friendly negotiation:

1. Target patent

The target patents given in the Patent License Agreement signed between the Parties on 2009-10-21 also include the following three items [omitted]:

2. The following clause is added to the first clause of Article 4:

If such target patents are registered in the State Intellectual Property Office and the letter of patent is acquired, the effective period of this agreement is: From the signing date to twenty years following the date when he target patents is registered in the State Intellectual Property Office and the letter of patent is acquired.

3. Archive filing of patent license

If the target patent is registered in the State Intellectual Property Office and the letter of patent is acquired, the parties should timely conduct filing for corresponding patent license. If otherwise specified in laws and regulations, the Parties should timely enter into contract of free licensing of patent separately and conduct filing.

4. Effectiveness of this agreement

When it is signed and becomes effective, this supplementary agreement for the Patent License Agreement shall form a indivisible part of the Patent License Agreement and have the same legal force as that the Patent License Agreement does.

Except those clauses expressly modified in this agreement, all other contents in the original agreement shall remain effective.

Licensor：

CHEN Dongliang（Date）

Signing date: 2010-05-25

Licensee:

Wuhan Tallyho Biological Product Ltd (with official seal)

Legal representative (authorized representative):                        (signature)

Signing date: 2010-05-25